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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  April 6, 2000
                Date of Report (Date of earliest event reported)

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                          LOUISIANA-PACIFIC CORPORATION
             (Exact name of registrant as specified in its charter)


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       Delaware                        1-7107                   93-0609074
(State of incorporation)       (Commission file number)        (IRS employer
                                                          identification number)

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                  111 S.W. Fifth Avenue, Portland, Oregon 97204
          (Address of principal executive offices, including zip code)



                                 (503) 221-0800
              (Registrant's telephone number, including area code)



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Item 5.  OTHER EVENTS.

     The following discussion updates, and should be read in conjunction with, the discussion of the nationwide OSB class action siding litigation of Louisiana-Pacific ("L-P") set forth in Item 3, Legal Proceedings, of L-P's annual report on Form 10-K for the year ended December 31, 1999 (the "1999 Form 10-K") under the subheading "OSB Siding Matters."

     As reported in the 1999 Form 10-K, the estimated cumulative total of approved claims under the nationwide OSB class action settlement agreement exceeded the sum of L-P's historical mandatory and optional contributions and remaining mandatory contributions to the settlement fund by approximately $322 million at December 31, 1999. In addition, there were approximately 11,000 claims that had been filed but not yet processed at December 31, 1999.

     At March 31, 2000, the estimated cumulative total of approved claims under the settlement agreement exceeded the sum of L-P's historical mandatory and optional contributions and remaining mandatory contributions to the settlement fund by approximately $375 million. Claims accounting for approximately $341 million of this excess are eligible for participation in the $125 million second settlement fund, which represents an alternative source of payment for such claims. In addition, there were approximately 700 claims that had been filed that were potentially eligible for participation in the second settlement fund but that had not yet been processed at March 31, 2000. In general, only claims filed (or postmarked for filing) on or prior to December 31, 1999 are eligible for participation in the second settlement fund. Between January 1 and March 31, 2000, approximately 3,000 new claims were filed.

     Holders of claims who are eligible to participate in the second settlement fund will be offered a pro rata portion (based upon the amount of their eligible claims in relation to the total amount of all eligible claims) of $125 million in complete satisfaction of their claims, which they may accept or reject in favor of remaining under the original settlement. If L-P proceeds with the second settlement fund, eligible claimants who accept their pro rata share of the second settlement fund may not file additional claims under the settlement or arbitrate the amount of their payments. Holders of claims who are eligible to participate in the second settlement fund but who elect not to participate in the second settlement fund will remain bound by the terms of the original settlement. L-P intends to make its decision as to whether to proceed with the second settlement fund based on the magnitude of the claims eligible to participate in the second settlement fund. If L-P decides to proceed, payments under the second settlement fund could commence as early as May 2000.

     Based upon the payments that L-P has made or committed to make, the original settlement will continue in effect until at least August 2003. Unless L-P elects, prior to August 2003, to pay the remaining unpaid claims made under the original settlement in installments due in 2004 and 2005, the settlement will terminate with respect to such unpaid claims and all unpaid claimants will be free to pursue their individual remedies from and after August 2003. Because eligible claimants who elect not to participate in the second settlement fund will not be eligible to receive payment under the original settlement prior to August 2004 and will be subject to the risk of the original settlement terminating, L-P believes that eligible claimants will have a substantial incentive to elect to participate in the second settlement fund.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          LOUISIANA-PACIFIC CORPORATION


                                         By: /s/ Gary C. Wilkerson
                                             -------------------------------
                                             Gary C. Wilkerson
                                             Vice President and General Counsel
Date:    April 6, 2000









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